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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-125631, 333-100327, 333-102858, 333-116170, 333-87482, 333-51094, 333-28511, 333-78793, 333-49165, 333-89279, 333-90809, 333-31874, 333-57092 and 333-72200), and Form S-8 (Nos. 333-123737, 333-88938, 33-44867 and 33-89882) of Regis Corporation of our report dated August 29, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the 2008 Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
August 29, 2008

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM